                                                              Exhibit 8.1



                                  Law Offices
                     Elias, Matz, Tiernan & Herrick L.L.P.
                                  12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005
                                (202) 347-0300

                                 July 20, 2001



Board of Directors
ESB Financial Corporation
600 Lawrence Avenue
Ellwood City, Pennsylvania 16117

Ladies and Gentlemen:

     This letter is in response to your request for our opinion with respect to the material federal income tax consequences of the proposed merger (the "Merger"), of WSB Holding Company, a Pennsylvania corporation ("WSB"), with and into ESB Financial Corporation, a Pennsylvania corporation ("ESB"), pursuant to the Agreement and Plan of Reorganization, dated May 16, 2001, between ESB and WSB (the "Agreement"). Unless otherwise specified, the terms used herein are defined in the Registration Statement on Form S-4 (the "Registration Statement") initially filed by ESB with the Securities and Exchange Commission (the "SEC") on June 18, 2001 or the Agreement. For purposes of the opinions set forth below, we have relied, with the consent of both ESB and WSB, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained in the letters, dated as of July 20, 2001, of ESB and WSB, copies of which are attached hereto. This opinion is conditioned upon the receipt of representation letters of ESB and WSB as of the effective time of the Merger (the "Effective Time") which are satisfactory to us and substantially identical to the July 20, 2001 representation letters attached hereto.


     This opinion letter, including the opinions contained herein, is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and herein, and this opinion letter should be read in conjunction with the Accord. Our opinions herein are limited to the Code and the regulations promulgated thereunder (the "Subject Laws"). We express no opinion in this letter as to other federal laws and regulations or as to laws and regulations of other jurisdictions or as to factual or legal matters other than as set forth herein.


     In connection with the proposed Merger, we understand and assume the following:

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Board of Director
July 20, 2001
Page 2

(a) In accordance with the Pennsylvania Business Corporation Law ("PBCL"), WSB will merge with and into ESB, and ESB will be the surviving corporation;

(b) Pursuant to the Merger, all of the assets of WSB will by operation of law be transferred to ESB, and ESB will assume all of WSB's liabilities;

(c) At the Effective Time, all shares of WSB's common stock, par value $0.10 per share ("WSB Common Stock"), owned by WSB (including treasury shares) or ESB, or any of their respective subsidiaries, in each case other than in a fiduciary capacity, will be canceled and retired without consideration;

(d) At the Effective Time, each outstanding share of WSB Common Stock owned by dissenting shareholders shall be canceled and the holder thereof shall be entitled only to such rights as are granted by the PBCL; WSB dissenting shares shall be deemed to be cash election shares;

(e) Subject to (f) below, at the Effective Time, each outstanding share of WSB Common Stock not canceled pursuant to paragraphs (c) and (d) above shall cease to be outstanding and shall be converted, at the election of the holder and subject to the provisions of the Agreement, into a right to receive either a number of shares of common stock, par value $0.01 per share, of ESB ("ESB Common Stock") equal to the exchange ratio or a cash amount equal to the per share cash consideration;

(f) At the Effective Time, each holder of WSB Common Stock who otherwise would have been entitled to a fraction of a share of ESB Common Stock will receive in lieu thereof the right to receive cash (without interest) equal to such fraction multiplied by the average share price of the ESB Common Stock;

(g) ESB will continue to conduct the historic business of WSB or use a significant portion of WSB's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d); and

(h) The Merger will be consummated in compliance with the terms of the Agreement.


      In connection herewith, we have examined the Agreement, the Registration Statement (which contains the proxy statement/prospectus) and such other information as we have deemed relevant. As to questions of fact material to the opinions herein, we have relied upon representations of ESB and WSB, as set forth in letters certified by their respective officers. On the basis of the foregoing and subject to the conditions, qualifications and limitations set forth herein, we are of the opinion as of the date hereof that for federal income tax purposes:


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Board of Director
July 20, 2001
Page 3

(a) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code 1986, as amended (the "Code");

(b) No gain or loss will be recognized by ESB or WSB as a result of the Merger;

(c) No gain or loss will be recognized by the shareholders of WSB who exchange all of their WSB Common Stock solely for ESB Common Stock, except with respect to cash received in lieu of a fractional share interest in ESB Common Stock;

(d) The aggregate adjusted tax basis of the ESB Common Stock received by shareholders of WSB who exchange all of their WSB Common Stock solely for ESB Common Stock in the Merger will be the same as the aggregate adjusted tax basis of the WSB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

(5) The holding period of each share of ESB Common Stock received in the Merger will include the holding period of each share of WSB Common Stock surrendered therefor (provided that each share of WSB Common Stock was held as a capital asset); and

(f) A shareholder of WSB who receives cash in lieu of a fractional share of ESB Common Stock will be treated as if a fractional share of ESB Common Stock was distributed in exchange of such shareholder's interest in WSB and immediately redeemed, with the shareholder having received a cash distribution in full payment of the stock thus redeemed as provided in
      Section 302 of the Code.


      This opinion does not relate to or purport to cover any matters other than the ones expressly stated herein. The opinion expressed herein is limited to the material consequences of the Merger under current federal income tax law as of the date of this opinion letter. No opinion is expressed with respect to the federal income tax consequences of the Merger to shareholders subject to special treatment under federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of WSB Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold WSB Common Stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. We assume no obligation to revise or supplement this opinion should the present federal income tax laws be changed by any legislation, judicial decisions, or otherwise.

Board of Director
July 20, 2001
Page 4

     We hereby consent to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                  Elias, Matz, Tiernan and Herrick L.L.P

                                  By: /s/ Kenneth B. Tabach
                                      ----------------------------------
                                      Kenneth B. Tabach, a Partner

                        [WSB Holding Company letterhead]


                                 July 20, 2001


Elias, Matz, Tiernan & Herrick L.L.P.
734 15/th/ Street, N.W.
Washington, D.C.  20005


    Re:  Tax Opinion in Connection with the Merger of WSB Holding Company
         ----------------------------------------------------------------
      with and into ESB Financial Corporation.
      ----------------------------------------

Ladies and Gentlemen:

    This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger of WSB Holding Company ("WSB") with and into ESB Financial Corporation ("ESB") (the "Merger"), pursuant to the Agreement and Plan of Reorganization dated May 16, 2001, between ESB and WSB (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

    1. The facts concerning the Merger described in the Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the Effective Time (as defined in the Agreement) of the Merger.

    2. The Merger will be consummated in compliance with the terms of the Agreement and will be a statutory merger in accordance with the applicable laws of the Commonwealth of Pennsylvania.

    3. None of the terms and conditions of the Agreement have been waived or modified, and WSB has no plan or intention to waive or modify any such term or condition.

    4. A valid business purpose exists for the Merger which is unrelated to the avoidance of federal income tax.

    5. The fair market value of the ESB common stock, par value $.01 per share ("ESB Common Stock"), and other consideration received by each WSB shareholder will be approximately equal to the fair market value of the WSB common stock, par value $0.10 per share ("WSB Common Stock"), surrendered in the exchange.

    6. ESB, WSB and the shareholders of WSB will pay their respective expenses, if any, incurred in connection with the Merger.

Elias, Matz, Tiernan & Herrick L.L.P.
July 20, 2001
Page 2

    7. There is no intercorporate indebtedness existing between ESB and WSB that was issued, acquired, or will be settled at a discount.

    8.   WSB is not an investment company as defined in Section
         368(a)(2)(F)(iii) and (iv) of the Code.

    9. WSB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    10. The fair market value of the assets of WSB transferred to ESB will equal or exceed the sum of the liabilities assumed by ESB plus the amount of liabilities, if any, to which the transferred assets are subject.

    11. None of the compensation received by any shareholder-employees of WSB will be separate consideration for, or allocable to, any of their shares of WSB Common Stock surrendered in the exchange, and the compensation to be paid to such shareholder-employees, if any, after the Merger will be for services actually rendered and commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the ESB Common Stock received in the Merger by any shareholder-employees of WSB will be separate consideration for, or allocable to, any compensation owed to such employee.

    12. The payment of cash in lieu of fractional shares of ESB Common Stock is solely for the purpose of avoiding the expense and inconvenience to ESB of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of WSB instead of issuing fractional shares of ESB Common Stock will not exceed one (1%) percent of the total consideration that will be issued in the Merger to the shareholders of WSB in exchange for their shares of ESB Common Stock. The fractional share interests of each shareholder of WSB will be aggregated, and no beneficial shareholder of WSB will receive cash for fractional shares in an amount equal to or greater than the value of one full share of ESB Common Stock.

    13. The total cash consideration that will be paid in the Merger to dissenting shareholders (as defined in the Agreement) pursuant to
         Section 1.08 of the Agreement will not exceed fifteen (15%) percent of the total consideration that will be issued in the Merger to shareholders of WSB in exchange for their shares of WSB Common Stock.

    14. No dividends or distributions, other than regular or normal dividends or distributions permitted under the Agreement, will be made with respect to any WSB Common Stock

Elias, Matz, Tiernan & Herrick L.L.P.
July 20, 2001
Page 3



        prior to the Merger.To the best knowledge of the management of WSB, after the Merger, no dividends or distributions will be made to the former WSB shareholders by ESB, other than regular or normal dividend distributions made with regard to all shares of ESB Common Stock.

    The undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                      Very truly yours,


                                      WSB HOLDING COMPANY


                                      By: /s/ Ronald W. Moreschi
                                         --------------------------------------
                                         Ronald W. Moreschi
                                         Chief Financial Officer

                     [ESB Financial Corporation letterhead]


                                 July 20, 2001


Elias, Matz, Tiernan & Herrick L.L.P.
734 15/th/ Street, N.W.
Washington, D.C.  20005


    Re:  Tax Opinion in Connection with the Merger of WSB Holding Company
         ----------------------------------------------------------------
      with and into ESB Financial Corporation.
      ----------------------------------------

Ladies and Gentlemen:

    This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger of WSB Holding Company ("WSB") with and into ESB Financial Corporation ("ESB") (the "Merger"), pursuant to the Agreement and Plan of Reorganization dated May 16, 2001, between ESB and WSB (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

    1. The facts concerning the Merger described in the Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the Effective Time (as defined in the Agreement) of the Merger.

    2. The Merger will be consummated in compliance with the terms of the Agreement and will be a statutory merger in accordance with the applicable laws of the Commonwealth of Pennsylvania.

    3. None of the terms and conditions of the Agreement have been waived or modified, and ESB has no plan or intention to waive or modify any such term or condition.

    4. A valid business purpose exists for the Merger which is unrelated to the avoidance of federal income tax.

    5. The fair market value of the ESB common stock, par value $.01 per share ("ESB Common Stock"), and other consideration received by each WSB shareholder will be approximately equal to the fair market value of the WSB common stock, par value $0.10 per share ("WSB Common Stock"), surrendered in the exchange.

    6. Following the Merger, ESB will continue the historic business of WSB or use a significant portion of WSB's business assets in a business.

Elias, Matz, Tiernan & Herrick L.L.P.
July 20, 2001
Page 2


    7. Neither ESB nor any ESB subsidiary or affiliate has any plan or intention to reacquire any of the ESB Common Stock to be issued in the Merger. Following the Merger, any acquisitions of ESB Common Stock pursuant to any stock repurchase program (or similar arrangement) of ESB will be directed to ESB shareholders generally and will not be directed specifically to WSB shareholders who receive ESB Common Stock pursuant to the Merger.

    8. Neither ESB nor any ESB subsidiary or affiliate has any plan or intention to sell, transfer or otherwise dispose of, or to permit the sale, transfer or other disposition of, any of the assets of WSB acquired in the Merger, including any stock or assets of any of WSB's subsidiaries, except for dispositions made in the ordinary course of business, transfers completed pursuant to the bank merger agreement under which Workingmens Bank will merge with and into ESB Bank, F.S.B. and transfers described in Section 368(a)(2)(C) of the Code.

    9. ESB, WSB and the shareholders of WSB will pay their respective expenses, if any, incurred in connection with the Merger.

    10. There is no intercorporate indebtedness existing between ESB and WSB that was issued, acquired, or will be settled at a discount.

    11.  ESB is not an investment company as defined in Section
         368(a)(2)(F)(iii) and (iv) of the Code.

    12. ESB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    13. The fair market value of the assets of WSB transferred to ESB will equal or exceed the sum of the liabilities assumed by ESB plus the amount of liabilities, if any, to which the transferred assets are subject.

    14. None of the compensation received by any shareholder-employees of WSB will be separate consideration for, or allocable to, any of their shares of WSB Common Stock surrendered in the exchange, and the compensation to be paid to such shareholder-employees, if any, after the Merger will be for services actually rendered and commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the ESB Common Stock received in the Merger by any shareholder-employees of WSB will be separate consideration for, or allocable to, any compensation owed to such employee.

Elias, Matz, Tiernan & Herrick L.L.P.
July 20, 2001
Page 3



    15. The payment of cash in lieu of fractional shares of ESB Common Stock is solely for the purpose of avoiding the expense and inconvenience to ESB of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of WSB instead of issuing fractional shares of ESB Common Stock will not exceed one (1%) percent of the total consideration that will be issued in the Merger to the shareholders of WSB in exchange for their shares of ESB Common Stock. The fractional share interests of each shareholder of WSB will be aggregated, and no beneficial shareholder of WSB will receive cash for fractional shares in an amount equal to or greater than the value of one full share of ESB Common Stock.

    16. The total cash consideration that will be paid in the Merger to dissenting shareholders (as defined in the Agreement) pursuant to
         Section 1.08 of the Agreement will not exceed fifteen (15%) percent of the total consideration that will be issued in the Merger to the shareholders of WSB in exchange for their shares of WSB Common Stock.

    17. No dividends or distributions, other than regular or normal dividends or distributions permitted under the Agreement, will be made with respect to any WSB Common Stock prior to the Merger. After the Merger, no dividends or distributions will be made to the former WSB shareholders by ESB, other than regular or normal dividend distributions made with regard to all shares of ESB Common Stock.

    18. Immediately prior to the Effective Time, ESB and its subsidiaries and affiliates shall own, other than in a fiduciary capacity, less than one (1%) percent of WSB's then outstanding shares of WSB Common Stock.

         The undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.


                                  Very truly yours,

                                  ESB FINANCIAL CORPORATION


                                  By: /s/ Charles P. Evanoski
                                     ------------------------------------------
                                      Charles P. Evanoski
                                      Senior Vice President and
                                      Chief Financial Officer